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                                 EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUTANTS

         We consent to the incorporation by reference in the Registration Statements of OEC Compression Corporation, (formerly Equity Compression Services Corporation, formerly Hawkins Energy Corporation, the "Company") on Form S-8 (File Nos. 33-74640 and 333-23925) of our report dated March 30, 1998 on our audits of the consolidated financial statements of the Company for the year ended December 31, 1997, which report is included in this Annual Report on Form 10-K.



                                       PricewaterhouseCooper LLP


Dallas, Texas
April 13, 2000







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